SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          FORM 8-K/A (Amendment No. 1)

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURTIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 22, 2002

                           ENZON PHARMACEUTICALS, INC.
               (Exact name of registrant as specified in charter)

        Delaware                       0-12957                 22-2372868
(State or other jurisdiction     (Commission of File         (IRS Employer
     incorporation)                    Number)              Identification No.)


                685 Route 202/206, Bridgewater, New Jersey 08807
                 (Address of principal executive officers) (zip)

        Registrant's telephone number, including area code (908) 541-8600

                                   ENZON, INC.
         (Former names or former address, if changed since last report.)

                                FORM 8-K/A No. 1

The Registrant hereby amends and restates its Report on Form 8-K, filed with the Securities and Exchange Commission on December 9, 2002, to update and file the financial statements and pro forma financial information required by Item 7 of Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial statements of business acquired

            Financial statements for The Abelcet Product Line: (i) the report of KPMG, independent auditors (ii) audited statements of assets to be sold as of September 27, 2002 and December 31, 2001; (iii) audited statement of revenues and expenses for the period from January 1, 2002 to September 27, 2002, the year ended December 31, 2001, the period from May 13, 2000 to December 31, 2000, and the period from January 1, 2000 to May 12, 2000; (iv) notes to the audited financial statements; and (v) unaudited supplemental cash flow disclosure for the periods from January 1, 2002 to September 27, 2002, the year ended December 31, 2001, the period from May 13, 2000 to December 31, 2000, and the period from January 1, 2000 to May 12, 2000.

      (b)   Pro forma financial information

            Unaudited pro forma condensed consolidated financial statements are attached hereto:

            (i) Notes to unaudited pro forma condensed consolidated statements of operations.

            (ii) Unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2002 and the three-month period ended September 30, 2002 and notes thereto.

            (iii) Unaudited pro forma condensed consolidated balance sheet as of
                  September 30, 2002 and notes thereto.

      (c)   Exhibits

            23.1  Consent of KPMG

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

                                Table of Contents

                                                                         Page

Independent Auditors' Report                                                4

Statements of Assets to be Sold                                             5

Statements of Revenues and Expenses                                         6

Notes to Financial Statements                                               7

Unaudited Supplemental Cash Flow Disclosure                                14

Independent Auditors' Report

The Board of Directors
Elan Corporation, plc

We have audited the accompanying statements of assets to be sold as of September 27, 2002 and December 31, 2001, and the related statements of revenues and expenses for the period from January 1, 2002 to September 27, 2002, the year ended December 31, 2001, the period from May 13, 2000 to December 31, 2000, and the period from January 1, 2000 to May 12, 2000 of the Abelcet Product Line of Elan Corporation, plc. These financial statements are the responsibility of Elan Corporation, plc's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets to be sold and the revenues and expenses of the Abelcet Product Line pursuant to the Asset Purchase Agreement, dated October 1, 2002 (the Agreement) between Enzon, Inc. and Elan Corporation, plc and certain of its subsidiaries as described in note 2, and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Elan entities involved in the agreement.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be sold of the Abelcet Product Line as of September 27, 2002 and December 31, 2001 and the Abelcet Product Line's revenues and expenses for the period from January 1, 2002 to September 27, 2002, for the year ended December 31, 2001, for the period from May 13, 2000 to December 31, 2000, and for the period from January 1, 2000 to May 12, 2000 pursuant to the Agreement, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, effective January 1, 2002 Elan Pharmaceuticals, plc adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

KPMG
Chartered Accountants
Dublin, Ireland

November 22, 2002

                            The Abelcet Product Line

                          (A Product of the Elan Group)

                         Statements of Assets to be Sold

                               (In US$, Thousands)

                                                                     September 27,        December 31,
                                                                         2002                 2001
                                                                     -------------        ------------
Assets:
         Fixed assets (note 4)                                          11,833                 12,551

         Inventories (note 5)                                            8,712                  5,480

         Abelcet product intangible, net of accumulated
         amortizations of $27,684 and $19,100 as of September
         27, 2002 and December 31, 2001,
         respectively (note 6)                                         201,216                209,800

         Goodwill (note 6)                                              19,000                 19,000

         Current assets (note 7)                                            88                    217
                                                                       -------                -------

         Net assets to be sold                                         240,849                247,048
                                                                       =======                =======

         The accompanying notes are an integral part of these financial statements.

                            The Abelcet Product Line

                          (A Product of the Elan Group)

                       Statements of Revenues and Expenses

                               (In US$, Thousands)

                                                                     Successor                                       Predecessor

                                                                  Post Acquisition                                 Pre Acquisition
                                        ---------------------------------------------------------------------     -----------------

                                            Period from                 Year                Period from              Period From

                                         January 1, 2002 to            Ended              May 13, 2000 to         January 1, 2000 to

                                        September 27, 2002        December 31, 2001      December 31, 2000           May 12, 2000
                                        ---------------------    -------------------    ---------------------     -----------------
Product sales:

   Third party sales:

   United States and Canada                      $54,598               $69,100                $53,792                  $25,798
   Other international                             4,509                 5,021                  5,655                    5,744
   Affiliate sales                                10,330                 7,681                  6,920                        -
                                        ---------------------    -------------------    ---------------------     ----------------

   Net product sales                              69,437                81,802                 66,367                   31,542

Contract manufacturing revenue                     4,222                 5,264                  3,680                      966
                                        ---------------------    -------------------    ---------------------     ----------------

   Total revenue (note 8)                         73,659                87,066                 70,047                   32,508
                                        ---------------------    -------------------    ---------------------     ----------------

   Cost of products sold                          13,024                12,565                  9,962                    4,509
   Contract manufacturing costs                    2,569                 4,059                  1,797                    1,075
   Royalty costs                                   3,200                 4,628                  3,993                    1,883
                                        ---------------------    -------------------    ---------------------     ----------------

   Total cost of goods sold (note 8)              18,793                21,252                 15,752                    7,467
                                        ---------------------    -------------------    ---------------------     ----------------

   Gross profit                                   54,866                65,814                 54,295                   25,041

Selling, general and administration
    expenses (note 9)                             16,697                35,371                 23,858                   17,329

Amortization expense (note 6)
    product intangible                             8,584                11,500                  7,600                        -
    goodwill                                           -                 1,050                    700                        -
Restructuring costs (note 10)                      1,800                 5,197                      -                    6,727
Corporate expenses (note 11)                       1,479                 1,962                  1,362                        -
Other expense                                          -                   171                    174                      142
                                        ---------------------    -------------------    ---------------------     ----------------

    Excess of revenue over expenses              $26,306               $10,563                $20,601                     $843
                                        =====================    ===================    =====================     ================

The accompanying notes are an integral part of these financial statements.

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

Notes to the financial statements

1.    The Agreement

      Elan Corporation, plc. and subsidiaries (Elan/Elan Group) acquired the Abelcet product intangible, pursuant to the acquisition of The Liposome Company, Inc. (Liposome) in May 2000. Abelcet which is an amphotericin B lipid complex, is used for treatment of systemic fungal infections. These infections mainly occur in immuno-compromised patients such as those undergoing cancer chemotherapy.

      Pursuant to an Asset Purchase Agreement and Related Agreements (the Agreement), dated as of October 1, 2002, Enzon, Inc. (the Buyer) acquired certain assets, consisting mainly of fixed assets, inventories and certain intangible rights to make, use and sell the Abelcet(R) product in the United States of America, Canada, and Japan (the Acquisition). Elan retained the rights to sell Abelcet in the rest of the world. The Agreement was entered into with Elan Corporation, plc and certain of its subsidiaries. The Abelcet product line is primarily marketed and distributed in the United States and Canada.

2.    Basis of presentation

      The statements of assets to be sold and the statements of revenues and expenses have been prepared in accordance with generally accepted accounting principles in the United States of America and in connection with the carve-out of the Abelcet Product Line as described below.

      Carve-out

      The statements have been prepared on a carve-out basis in order to represent assets to be sold, as well as revenues and expenses, which have been derived from the historical accounting records of Elan Corporation, plc and subsidiaries and The Liposome Company, Inc. and reflect significant assumptions and allocations.

      Elan did not account for Liposome or the Abelcet Product Line as a separate entity. Liposome was integrated into the pharmaceutical segment of Elan. The statements of assets to be sold and revenues and expenses include certain allocations as discussed in note 3 below. Management of Elan believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred related to the Abelcet Product Line on a stand-alone basis. Tax expense and interest income have not been included in the accompanying statements of revenue and expenses, as they are not specifically identifiable to the Abelcet Product Line.

      Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a product specific basis. Given these constraints, and the fact that only certain assets of the Abelcet Product Line are to be sold, statements of financial position and cash flows have not been prepared.

      The statement of revenues and expenses for the period from January 1, 2000 to May 12, 2000 relate to the pre-acquisition period of the predecessor company, The Liposome Company, Inc. and have been accounted for as such. Accordingly, results for this period do not reflect the purchase accounting for the May 12, 2000 Acquisition and are therefore not comparable with the results from May 13, 2000 forward.

3.    Summary of Significant Accounting Policies

      (a)   Revenue Recognition

            Product revenue is recognized when title passes, net of applicable discounts and allowances.

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

Notes to the financial statements (continued)

      (b)  Use of Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. As discussed in note 2, the financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses, that would have resulted if the Abelcet Product Line had been operated as a separate entity, or of the future results of the Abelcet Product Line.

      (c)  Tangible Fixed Assets

           Tangible fixed assets are stated at cost less accumulated depreciation. No depreciation is provided on freehold land. Depreciation of tangible assets is computed using the straight-line method based on estimated useful lives as follows:

              Buildings                     40 years
              Leasehold improvements        20 years or life of the lease,
                                                whichever is lesser
              Machinery and equipment        7 years
              Computers                      3 years
              Furniture and fixtures        10 years

           All fixed assets are reviewed for impairment when there are indications that the carrying value may not be recoverable and any impairment is charged to the statement of revenue and expenses.

           Capital work in progress consists principally of uninstalled equipment and is not depreciated until such times as work has been completed and the asset is in use.

      (d)  Inventories

           Inventories have been valued at the lower of cost or market value. Cost in the case of raw materials and supplies is calculated on a first-in, first-out basis and comprises the purchase price including import duties, transport and handling costs and any other directly attributable costs, less trade discounts. Costs in the case of work-in-progress and finished goods comprises direct labor, material costs, and attributable overheads.

      (e)  Intangible Assets

           Product rights are amortized using the straight-line method over the useful life of the product, principally over a period of 20 years. Long-lived assets, including intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      (f)  Selling, General and Administrative expenses

           Certain selling, general and administrative expenses are specifically identifiable and others are allocated to the Abelcet Product Line based on the percentage of sales of the Abelcet Product Line compared to total sales of the

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

Notes to the financial statements (continued)

           United States Hospital Business of Elan. Such allocated expenses represent management's best estimate of the charges that are attributable to the Abelcet Product Line, and include expenses such as salaries, professional fees, regulatory costs, marketing and selling expenses, and other general and administrative expenses.

      (g)  Goodwill

           The Abelcet Product Line represents a portion of "Core Elan" a reporting unit, as defined in FAS No. 142 "Goodwill and Other Intangible Assets". Goodwill allocated to Abelcet is based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained in accordance with FAS No 142.

           In accordance with FAS No. 142 with effect from January 1, 2002, goodwill has not been amortized and is subject to annual impairment testing.

4.    Fixed Assets

      The Fixed Assets to be sold are primarily located at the Indianapolis manufacturing facility. The balances as at September 27, 2002 and December 31, 2001 are as follows:

                                                               Machinery
                                              Leasehold           and           Furniture         Capital
                               Land and        improve         equipment/          and            work in
                              buildings         ments          Computers        Fixtures         progress         Total
                              -----------    ------------     -------------    ------------     ------------    ----------
                                                                US$ (in
                                                               thousands)
                              -----------    ------------     -------------    ------------     ------------    ----------
      Net book value at
        September 27, 2002     $ 5,631           371             5,210             108              513          11,833

      Net book value at
        December 31, 2001      $ 5,759           375             5,900             79               438          12,551

5.    Inventories

      Inventories at September 27, 2002 and December 31, 2001 consist of the following:


                                                                                    2002                      2001
                                                                          ----------------------    ----------------------
                                                                            US$ (in thousands)       US$ (in thousands)
      Raw materials                                                          $         3,992                      2,045
      Work in process                                                                    403                        983
      Finished goods                                                                   4,317                      2,452
                                                                          ----------------------    ----------------------
                                                                             $         8,712                      5,480
                                                                          ======================    ======================

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

Notes to the financial statements (continued)

      Inventories include finished goods of $875,000 at September 27, 2002 and $477,000 at December 31, 2001 relating to MultiVitamin manufactured by Elan under a contract manufacturing agreement with AAIPharma. The Buyer has agreed to manufacture MultiVitamin for AAIPharma in accordance with the Agreement.

6.    Intangible Assets

      Abelcet Product Intangible

      On May 12, 2000, Elan completed the acquisition of The Liposome Company, Inc. In connection with the acquisition, Elan recognized an intangible asset of $263,100,000 for the Abelcet product intangible based on the discounted value of future cash flows. The Abelcet intangible is covered by patents and other intellectual property rights throughout the world. For the purpose of the statement of assets to be sold, an amount of $228,900,000 was identified as the value relating to rights to Abelcet in the United States, Canada, and Japan, which are to be sold. Such intangible asset is being amortized on a straight-line basis over its estimated useful life, over a period of 20 years commencing from May 2000.

      Goodwill

      The Abelcet Product Line represents a portion of "Core Elan" a reporting unit as defined in FAS No. 142 "Goodwill and Other Intangible Assts". In accordance with FAS No. 142, goodwill has been allocated to the Abelcet Product line based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained by Elan. The amount of goodwill allocated to the Abelcet product line amounts to $20,750,000. This allocation was performed on September 27, 2002. Elan has not re-performed the fair value exercise for the prior periods presented herein as FAS No. 142 was adopted with effect from January 1, 2002. Elan has amortized goodwill over 20 years in the prior periods prior to 2002 from date of acquisition. Excess of revenue over expenses for the year ended December 31, 2001 and the period from May 13, 2000 to December 31, 2000 would have been higher by $1,050,000 and $700,000 respectively had FAS No. 142 been in effect at those times.

      Elan purchased the Liposome Company on May 12, 2000 for a consideration of $677,800,000. Goodwill arising from the acquisition amounted to $183,800,000. As Elan has used the relative fair value model mandated by SFAS 142 to determine the goodwill amount allocated to Abelcet, the significant value of goodwill ascribed to The Liposome Company, Inc. acquisition remains on Elan's financial statements and has not been ascribed to the Abelcet product line.

7.    Current Assets

      Pursuant to the Agreement, the Buyer has agreed to acquire the prepaid expenses relating to the manufacturing facility at Indianapolis. The balance of $88,000 and $217,000 at September 27, 2002 and at December 31, 2001, respectively, relates to prepaid insurance expenses for assets at the manufacturing facility.

8.    Total Revenue and Cost of Goods Sold

      In accordance with the Agreement the Buyer has agreed, to produce both Abelcet and Myocet for supply to Elan for sale in the United Kingdom and the rest of the world (as defined in the Agreement). The Buyer has also agreed to undertake the contract manufacturing for a product known as "MultiVitamin" currently being produced by Elan for AAIPharma.

      Total revenue for the nine month period ended September 27, 2002, the year ended December 31, 2001 and for the period from May 13, 2000 to December 31, 2000 includes sales to third parties, contract manufacturing revenue and costs as well as revenue and costs that relate to sales of Abelcet and Myocet to affiliate companies at an inter-company transfer price. The margins reflected for the sales to affiliates does not represent future margins as the future

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

Notes to the financial statements (continued)

      sale of Abelcet and Myocet by the Buyer to Elan will be at standard rates specified in the Agreement. Prior to May 13, 2000, the sales of Abelcet in the United Kingdom and rest of the world are included in Other International Sales.

      The detail of sales to affiliate for the nine month period ended September 27, 2002, the year ended December 31, 2001, the period from May 13, 2000 to December 31, 2000 and the period from January 1, 2000 to May 12, 2000 is as follows:

                                                        Post Acquisition                                 Pre Acquisition
                              January 1, 2002           January 1, 2001            May 13, 2000          January 1, 2000
                                     to                        to                       to                      to
                             September 27, 2002        December 31, 2001        December 31, 2000          May 12, 2000
                                                       US$ (in thousands)

Sales to Affiliates:

      Abelcet                      8,519                     6,214                    6,920                     -


      Myocet                       1,811                     1,467                      -                       -
                           -----------------------    ---------------------    ---------------------     -----------------

   Total sales to
     Affiliates               $   10,330                $    7,681                $   6,920                     -
                           =======================    =====================    =====================     =================

9.    Selling, General and Administrative Expenses

      Abelcet is marketed by Elan's hospital force primarily to hospital-based oncologists.

      The selling, general and administrative expenses consist of the marketing expenses, clinical costs, general administration costs, and costs related to facilities and depreciation thereof. In addition, selling, general and administration expenses include amounts allocated in respect of non-product specific costs of the United States Hospital Business of Elan to the Abelcet Product Line based on the percentage of sales of the Abelcet Product Line compared to total sales of the United States Hospital Business of Elan. The amount of such allocated costs is $8,500,000 for the nine month period ended September 27, 2002 and $3,325,000 for the year ended December 31, 2001. There are no such allocations for the period from January 1, 2000 to May 12, 2000 or for the period from May 13, 2000 to December 31, 2000 as the commercial activities of The Abelcet Product Line were undertaken entirely out of the Princeton facility of The Liposome Company, Inc for those periods.

10.   Restructuring Costs

      In July 2002, Elan announced a Recovery Plan to restructure its business, assets, and balance sheet as a biopharmaceutical company focused on the discovery, development, manufacturing, selling, and marketing of novel therapeutic products in neurology, pain and autoimmune diseases, and to strengthen the group's liquidity position.

      As part of its restructuring process, Elan incurred $1,800,000 as severance costs for employees whose contracts were terminated. Such costs have been identified as costs incurred specific to the sale of The Abelcet Product Line.

      During the year 2001, Elan incurred severance costs of $5,197,000 in relation to termination of employee contracts as a result of the merger in the year 2000. The restructuring costs incurred during the period from January 1, 2000 to May 12, 2000 of $6,727,000 relate to merger costs for the acquisition of The Liposome Company by Elan.

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

Notes to the financial statements (continued)

11.   Corporate Expenses

      Corporate expenses allocated to The Abelcet Product Line include expenses incurred by Elan Corporation, plc and other group companies in relation to administrative and support services provided to The Abelcet Product Line. In view of the sale of the Abelcet Product Line, no allocation has yet been made by Elan Corporation, plc for the period from January 1, 2002 to September 27, 2002, however, management estimates the amount to be $1,479,000. This is based on the 2001 charge time - weighted to reflect the nine month period to September 27, 2002.

                                                  The Abelcet Product Line

                                               (A Product of the Elan Group)

                                        Unaudited Supplemental Cash Flow Disclosure

                                                    (In US$, Thousands)

                                                                   Successor                                  Predecessor

                                                              Post Acquisition                              Pre Acquisition
                                     ------------------------------------------------------------------    -----------------

                                          Period from                Year               Period from           Period From

                                        January 1, 2002             Ended               May 13, 2000        January 1, 2000

                                               to                                             to                    to

                                      September 27, 2002      December 31, 2001       December 31, 2000       May 12, 2000
                                      ------------------      -----------------       -----------------       ------------
Cash flows from operating activities:

   Excess of revenue over expenses           $26,306                $10,563                $20,601                   $843

   Adjustments to reconcile excess of
   revenue over expenses to net cash
   provided by operating activities:



   Depreciation                                1,333                  1,717                  1,052                    641
   Amortization                                8,584                 12,550                  8,300                      -



   Net changes in assets and
   liabilities:

   Inventory                                  (3,232)                (2,429)                 2,799                    268

   Prepaid expenses                              129                   (173)                   238                   (282)

(a) Net cash provided by
                                      --------------------    -------------------    -------------------    -----------------
        operating activities                  33,120                 22,228                 32,990                  1,470
                                      --------------------    -------------------    -------------------    -----------------


     Cash flows from
        investing activities

     Purchases of property, plant &             (615)                  (757)                  (607)                  (175)
         equipment

     Net cash used for investing
                                      --------------------    -------------------    -------------------    -----------------
         activities                             (615)                  (757)                  (607)                  (175)
                                      --------------------    -------------------    -------------------    -----------------

(b) Cash flows from
         financing activities

         Remittances to Elan Corp. plc       (32,505)               (21,471)               (32,383)                (1,295)
                                      --------------------    -------------------    -------------------    -----------------

         Net cash provided/(used)
           for investing activities          (32,505)               (21,471)               (32,383)                (1,295)
                                      --------------------    -------------------    -------------------    -----------------

         Net increase in cash and
            cash equivalents            $       -               $      -               $      -               $      -
                                      ====================    ===================    ===================    =================

                            THE ABELCET PRODUCT LINE
                          (A Product of the Elan Group)

Unaudited Supplemental Cash Flow

The unaudited supplemental cash flow disclosures are based on the underlying statements of revenues and expenses and statements of assets to be sold as of and for the periods presented.

The statements have been prepared on a carve out basis to represent assets to be sold, as well as revenues and expenses, which have been derived from the historical accounting records of Elan Corporation, plc and Subsidiaries and The Liposome Company, Inc. and reflect significant assumptions and allocations. As such, the unaudited supplemental cash flow data is not necessarily indicative of the actual cash flows attributable to the Abelcet Product Line on a stand alone basis.

(a)   Operating cash flows

      Net cash provided by operating activities includes the excess of revenue over expenses for the Abelcet Product Line and adds back non-cash items for depreciation and amortization related to the product line tangible and intangible assets. The excess of revenue over expenses includes a range of allocated expenses which represent management's best estimate of the charges attributable to the Abelcet Product Line and are not necessarily indicative of the actual cash flows that would have been incurred related to the Abelcet Product Line on a stand alone basis.

      In addition, the operating cash flow data does not reflect net changes in accounts receivable and accounts payable as the underlying transaction systems used to record and account for cash transactions was not designed to track assets/liabilities and receipts/payments on a product specific basis.

      Cash flows arising from taxation and interest income are not included in the unaudited supplementary cash flow data as they are not specifically attributable to the Abelcet Product Line.

(b)   Financing cash flows

      There are no specific financing cash flows directly attributable to the Abelcet Product Line. The cash flows generated by the Abelcet Product Line for the periods reported were available to Elan Corporation, plc for its general corporate purposes.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The following presents certain unaudited pro forma condensed consolidated financial information of Enzon Pharmaceuticals, Inc. the "Company" for the periods as indicated. The unaudited pro forma condensed consolidated financial information gives effect to the Abelcet Product Line acquisition which occurred on November 22, 2002, as if such transaction had occurred on July 1, 2001 for purposes of the pro forma statements of operations for the year ended June 30, 2002 and the three-month period ended September 30, 2002, and on September 30, 2002 for purposes of the pro forma balance sheet as of September 30, 2002. The pro forma financial information was prepared using the assumptions described below and in the related notes thereto.

      The unaudited pro forma condensed consolidated financial information reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma financial information does not purport to represent the Company's results of operations or financial position that would have resulted had the transaction to which pro forma effect is given been consummated as of the dates or for the periods indicated. In preparing the pro forma financial information, the Company believes it has utilized reasonable methods to conform the basis of presentation. The Abelcet Product Line acquisition has been accounted for herein under Statement of Financial Accounting Standards No. 141 and 142, related to business combinations. Certain estimated fair values for intangible assets are based on the preliminary results of third party appraisals, which are still being finalized.

      Elan Corporation, plc, which owned the Abelcet Product Line, had a December 31 fiscal year end. For purposes of the unaudited pro forma condensed consolidated statements of operations, the Company's historical statement of operations for the year ended June 30, 2002 was combined with the Abelcet Product Line historical unaudited statement of operations for the fiscal year ended June 30, 2002. In addition, the Company's historical unaudited statement of operations for the three-month period ended September 30, 2002 was combined with the Abelcet Product Line unaudited historical statement of operations for the same period.

      The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements of Enzon Pharmaceuticals, Inc. and the Abelcet Product Line.

                           ENZON PHARMACEUTICALS, INC.
                          Notes to Unaudited Pro Forma
                  Condensed Consolidated Financial Information
                             (dollars in thousands)

Overview

The Abelcet Product Line acquisition was consummated by the Company as of November 22, 2002 as an asset purchase. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the excess of the purchase price over the fair value of identifiable net tangible and intangible assets acquired, representing goodwill, is shown below. The consideration and allocation of the purchase price as of November 22, 2002 are summarized below.


           Purchase Price Consideration:
                 Cash                                                                               $      360,000
                 Out of pocket expenses                                                                      9,120
                                                                                                    --------------
                                                                                                    $      369,120
                                                                                                    ==============

           Allocation of Purchase Price:
                 Inventories                                                                        $        8,572
                 Property, plant and equipment (1)                                                          13,707
                 Intangible Assets (2)                                                                     196,000
                 Goodwill (3)                                                                              150,841
                                                                                                    --------------
                                                                                                    $      369,120
                                                                                                    ==============

            1) Property, plant and equipment is recorded at its estimated fair value of the assets as acquired as determined by a third party valuation report.

            2)    Intangible assets include the following components:

                              Product Patented Technology (12 year estimated life)                  $      64,400
                              Manufacturing Patent (12 year estimated life)                                18,300
                              NDA Approval (12 year estimated life)                                        31,100
                              Marketing Intangibles (15 year estimated life)                               80,000

                              Manufacturing Contract (3 year estimated life)                                2,200
                                                                                                    -------------
                                                                                                    $     196,000
                                                                                                    =============

                  These values are based on the preliminary results of third party appraisals, which are still being finalized.

            3) Goodwill will not be amortized but will be tested for impairment periodically.

                           ENZON PHARMACEUTICALS, INC.
       Unaudited Pro Forma Condensed Consolidated Statements of Operations
                        For the Year Ended June 30, 2002
                   (in thousands except for per share amounts)

                                                             Historical
                                               -------------------------------------
                                                                         Abelcet
                                                       Enzon              Product             Pro Forma          Pro Forma
                                                  Pharmaceuticals           Line             Adjustments        Consolidated
                                               --------------------    -------------       ---------------    ---------------
Revenues:
   Net sales                                        $   22,183         $   102,825   (1)          2,450        $  118,672
                                                                                     (2)         (8,786)

   Royalties                                            53,329                  -                  -               53,329
   Contract revenue                                        293                  -                  -                  293
                                               --------------------    -------------       ---------------    ---------------

        Total revenues                                  75,805             102,825               (6,336)          172,294
                                               --------------------    -------------       ---------------    ---------------

Cost and expenses:
   Cost of sales                                         6,078              23,444   (3)          1,194            28,852
                                                                                     (4)         (1,864)
   Research and development expenses                    18,427                  -                  -               18,427
   Selling, general and administrative
   expenses                                             16,687              41,601   (5)         15,550            62,392
                                                                                     (6)        (11,446)
                                               --------------------    -------------       ---------------    ---------------

        Total costs and expenses                        41,192              65,045                3,434           109,671
                                               --------------------    -------------       ---------------    ---------------

    Operating income                                    34,613              37,780               (9,770)           62,623
                                               --------------------    -------------       ---------------    ---------------

Other income (expense)

    Interest and dividend income                        18,681                       (7)        (13,400)            5,281
    Interest expense                                   (19,829)                                    -              (19,829)
    Other                                                3,218                                     -                3,218
                                               --------------------                        ---------------    ---------------
                                                         2,070                                  (13,400)          (11,330)
                                               --------------------                        ---------------    ---------------

Income (loss) before taxes                              36,683                                  (23,170)           51,293

Tax (benefit) provision                                 (9,123)                                    -               (9,123)
                                               --------------------                        ---------------    ---------------

Net income                                          $   45,806                              $   (23,170)        $  60,416
                                               ====================                        ===============    ===============

Basic earnings per common share                    $      1.07                                                 $     1.41
                                               ====================                                           ===============

Diluted earnings per common share                  $      1.04                                                 $     1.37
                                               ====================                                           ===============

Weighted average number of common
   shares outstanding - basic                           42,726                                                     42,726
                                               ====================                                           ===============

Weighted average number of common
   shares and dilutive potential common
   shares outstanding                                   44,026                                                     44,026
                                               ====================                                           ===============

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

                           ENZON PHARMACEUTICALS, INC.
       Unaudited Pro Forma Condensed Consolidated Statements of Operations
                  For the Three Months Ended September 30, 2002
                   (in thousands except for per share amounts)

                                                             Historical
                                            -----------------------------------------
                                                                        Abelcet
                                                   Enzon                Product              Pro Forma          Pro Forma
                                              Pharmaceuticals             Line              Adjustments        Consolidated
                                            --------------------    -----------------      ---------------    ---------------
Revenues:
   Net sales                                         $6,658              $16,622       (1)         792            $21,232
                                                                                       (2)      (2,840)
   Royalties                                         18,326                    -                     -             18,326
   Contract revenue                                      83                    -                     -                 83
                                            --------------------    -----------------      ---------------    ---------------

        Total revenues                               25,067               16,622                (2,048)            39,641
                                            --------------------    -----------------      ---------------    ---------------

Cost and expenses:
   Cost of sales                                      2,514                6,244       (3)         299              8,591
                                                                                       (4)        (466)
   Research and development expenses                  4,062                    -                     -              4,062
   Selling, general and administrative
   expenses                                           3,943               10,606       (5)       3,888             15,576
                                                                                       (6)      (2,861)
                                            --------------------    -----------------      ---------------    ---------------

        Total costs and expenses                     10,519               16,850                   860             28,229
                                            --------------------    -----------------      ---------------    ---------------

    Operating income (loss)                          14,548                 (228)               (2,908)            11,412
                                            --------------------    -----------------      ---------------    ---------------

Other income (expense)

    Interest and dividend income                      3,453                            (7)      (3,018)               435
    Interest expense                                 (4,957)                                         -             (4,957)
    Other                                                 -                                          -                  -
                                            --------------------                           ---------------    ---------------
                                                     (1,504)                                    (3,018)            (4,522)
                                            --------------------                           ---------------    ---------------

    Income before taxes                              13,044                                     (5,926)             6,890

    Tax (benefit) provision                             260                                          -                260
                                            --------------------                           ---------------    ---------------

    Net income                                      $12,784                                    $(5,926)           $ 6,630
                                            ====================                           ===============    ===============

Basic earnings per common share                   $     0.30                                                      $  0.15
                                            ====================                                              ===============

Diluted earnings per common share                 $     0.29                                                      $  0.15
                                            ====================                                              ===============

Weighted average number of common
   shares outstanding - basic                        42,980                                                        42,980
                                            ====================                                              ===============

Weighted average number of common
   shares and dilutive potential common
   shares outstanding                                43,681                                                        43,681
                                            ====================                                              ===============

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

                           ENZON PHARMACEUTICALS, INC.
               Notes to Unaudited Pro forma Condensed Consolidated
            Statements of Operations For year ended June 30, 2002 and
                  for the three months ended September 30, 2002

The following is a summary of the Pro Forma adjustments recorded in the Pro Forma Condensed Consolidated Statements of Operations.

                                                                                                            Three Months
                                                                                    Year Ended                 Ended
                                                                                   June 30, 2002         September 30, 2002
                                                                                --------------------    ---------------------
                                                                                               debit (credit)
                                                                                           (dollars in thousands)
     (1)        Adjustment to record selling price for Abelcet and Myocet            $     2,450               $      792
                manufactured for Elan Corporation for sales in the United
                Kingdom and rest of world based on the transfer price per the manufacturing agreement signed at the date of acquisition.

     (2)        Adjustment to eliminate historical intercompany transfer             $    (8,786)              $   (2,840)
                pricing for Abelcet and Myocet for sales in the United Kingdom and rest of world recorded by Elan Corporation.

     (3)        Adjustment to record depreciation expense for property, plant        $     1,194               $      299
                and equipment at their fair value after purchase accounting.
                Property, plant and equipment are being depreciated on a
                straight line basis over the estimated useful lives, which are 5-27 years.

     (4)        Adjustment to eliminate historical depreciation expense for          $    (1,864)              $     (466)
                property, plant and equipment recorded by Elan Corporation.

     (5)        Adjustment to record amortization expense for intangible             $    15,550               $    3,888
                assets under Statement of Financial Accounting Standards
                No. 142 at their fair value after purchase accounting.
                Intangible assets are being amortized on a straight line
                basis
                over the estimated useful lives, which are 3-15 years.

     (6)        Adjustment to eliminate historical amortization expense for          $   (11,446)              $   (2,861)
                intangible assets recorded by Elan Corporation.

     (7)        Adjustment to eliminate historical interest income on cash           $    13,400               $    3,018
                balances used to fund the acquisition (3.63% rate assumed for fiscal 2002, and 3.27% for the three months ended September 30,
                2002).

Income-taxes have not been provided on the earnings of the Abelcet Product Line based on the availability of Enzon's net operating loss carryforwards.

                           ENZON PHARMACEUTICALS, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 2002
                             (dollars in thousands)

                                                                 Historical
                                                     ------------------------------------
                                                                               Abelcet
                                                            Enzon              Product           Pro Forma          Pro Forma
                                                       Pharmaceuticals          Line            Adjustments        Consolidated
                                                     --------------------    ------------      ---------------    --------------
ASSETS
Current Assets:
   Cash and cash equivalents                                $155,713          $       -    (1)      (57,862)          $97,851
   Short-term investments                                     68,028                  -    (1)      (58,510)            9,518
   Accounts receivable                                        25,041                  -                   -            25,041
   Inventories                                                 2,896              8,712    (2)          708            12,316
   Other current assets                                        5,106                 88                   -             5,194
                                                     --------------------    ------------      ---------------    --------------
        Total current assets                                 256,784              8,800            (115,664)          149,920
                                                     --------------------    ------------      ---------------    --------------

    Property plant and equipment                              19,995             11,833    (3)        1,874            33,702
         Less accumulated depreciation                        (9,443)                 -                   -            (9,443)
                                                     --------------------    ------------      ---------------    --------------
                                                              10,552             11,833               1,874            24,259
                                                     --------------------    ------------      ---------------    --------------
   Other assets:
        Marketable securities                                270,292                  -    (1)     (243,628)           26,664
        Cost method equity investments                        48,382                  -                   -            48,382
        Debt issue costs, net                                 10,489                  -                   -            10,489
        Goodwill                                                   -             19,000    (4)      130,905           149,905
        Intangible assets and other assets, net               23,876            201,216    (5)       (5,216)          219,876
                                                     --------------------    ------------      ---------------    --------------
                                                             353,039            220,216            (117,939)          455,316
                                                     --------------------    ------------      ---------------    --------------

        Total assets                                        $620,375          $ 240,849         $  (231,729)         $629,495
                                                     ====================    ============      ===============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                           $4,837                  -                   -            $4,837
   Accrued expenses                                            4,803                  -    (1)        9,120            13,923
   Accrued interest                                            4,500                  -                   -             4,500
                                                     --------------------    ------------      ---------------    --------------
        Total current liabilities                             14,140                  -               9,120            23,260
                                                     --------------------    ------------      ---------------    --------------

   Accrued rent                                                  526                  -                   -               526

   Notes payable                                             400,000                  -                   -           400,000
                                                     --------------------    ------------      ---------------    --------------

                                                             400,526                  -                   -           400,526
                                                     --------------------    ------------      ---------------    --------------

Total stockholders' equity                                   205,709            240,849    (6)     (240,849)          205,709
                                                     --------------------    ------------      ---------------    --------------


         Total liabilities and stockholders' equity         $620,375          $ 240,849         $  (231,729)       $  629,495
                                                     ====================    ============      ===============    ==============

*     Based on the September 27, 2002 audited statement of assets to be sold.

(1) To reflect cash paid of $360,000 and accrued out of pocket expenses of $9,100.

(2)   To reflect inventory fair value adjustment.

(3)   To reflect property, plant and equipment fair value adjustment.

(4)   To reflect acquired goodwill after the elimination of historical goodwill.

(5) To reflect acquired intangible assets after the elimination of historical intangible assets. These adjustments are based on the preliminary results of third party appraisals which are still being finalized.

(6)   To eliminate the historical net assets to be sold of the Abelcet Product
      Line.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Enzon Pharmaceuticals, Inc.

Date:  February 7, 2003                         By: /s/ Kenneth J. Zuerblis
                                                    -----------------------
                                                    Kenneth J. Zuerblis
                                                    Vice President Finance,
                                                    Chief Financial Officer
                                                    (Principal Financial
                                                    and Accounting
                                                    Officer) and Corporate
                                                    Secretary

                                  EXHIBIT INDEX

        Exhibit
        Number                     Description

        23.1                     Consent of KPMG